                                                                     EXHIBIT 4.2


                           INDENTURE (SERIES B NOTES)


                                     between



                                DENAMERICA CORP.,
                              a Georgia corporation



                                       and


                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee





                                 MARCH 29, 1996

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE...........................     1
     Section 1.1 Definitions....................................................     1
     Section 1.2 Incorporation by Reference of TIA..............................    11
     Section 1.3 Rules of Construction..........................................    11

ARTICLE II  THE SERIES B NOTES..................................................    12
     Section 2.1 Form and Dating................................................    12
     Section 2.2 Execution and Authentication...................................    12
     Section 2.3 Registrar and Paying Agent.....................................    12
     Section 2.4 Paying Agent to Hold Property in Trust.........................    13
     Section 2.5 Holder Lists...................................................    13
     Section 2.6 Transfer and Exchange..........................................    14
     Section 2.7 Replacement Series B Notes.....................................    14
     Section 2.8 Outstanding Series B Notes.....................................    15
     Section 2.9 Treasury Series B Notes........................................    15
     Section 2.10 Cancellation..................................................    15
     Section 2.11 Defaulted Interest............................................    16
     Section 2.12 Record Date...................................................    16
     Section 2.13 CUSIP Number..................................................    16

ARTICLE III  REDEMPTIONS AND OFFERS TO REDEEM...................................    16
     Section 3.1 Notices to Trustee.............................................    16
     Section 3.2 Selection of Series B Notes to be Redeemed.....................    17
     Section 3.3 Notice of Redemption...........................................    17
     Section 3.4 Effect of Notice of Redemption.................................    18
     Section 3.5 Deposit of Redemption Price....................................    19
     Section 3.6 Series B Notes Redeemed in Part................................    19
     Section 3.7 Optional Redemption............................................    19
     Section 3.8 Mandatory Offers...............................................    20
     Section 3.9 Certain Acknowledgements.......................................    22

ARTICLE IV  COVENANTS...........................................................    22
     Section 4.1 Payment of Series B Notes......................................    22
     Section 4.2 Financial and Other Reports; Compliance Certificate;
                 Notice of Default..............................................    23
     Section 4.3 Limitation on Restricted Payments..............................    24
     Section 4.4 Corporate Existence............................................    24
     Section 4.5 Payment of Taxes and Other Claims..............................    25
     Section 4.6 Maintenance of Properties and Insurance........................    25
     Section 4.7 Compliance with Laws, Contracts, Licenses and Permits..........    25
     Section 4.8 Waiver of Stay, Extension or Usury Laws........................    26
     Section 4.9 Limitation on Additional Indebtedness..........................    26

     Section 4.10 Limitation on Investments.....................................    27
     Section 4.11 Limitation on Mergers, Sales, etc.............................    28
     Section 4.12 Subsidiary Payment Restrictions; Conflicting Agreements.......    29
     Section 4.13 Issuance of Equity Securities.................................    29
     Section 4.14 Transactions with Affiliates..................................    30
     Section 4.15 Financial Covenants...........................................    31
     Section 4.16 Amendments to Certain Documents...............................    32

ARTICLE V  DEFAULTS AND REMEDIES................................................    32
     Section 5.1 Events of Default..............................................    32
     Section 5.2 Acceleration of Maturity Date..................................    34
     Section 5.3 Other Remedies.................................................    34
     Section 5.4 Waiver of Past Default.........................................    34
     Section 5.5 Control by a Majority..........................................    35
     Section 5.6 Limitation on Suits............................................    35
     Section 5.7 Rights of Holders to Receive Payment...........................    36
     Section 5.8 Collection Suit by Trustee.....................................    36
     Section 5.9 Trustee May File Proofs of Claim...............................    36
     Section 5.10 Priorities....................................................    37

ARTICLE VI  TRUSTEE.............................................................    37
     Section 6.1 Duties of Trustee..............................................    37
     Section 6.2 Rights of Trustee..............................................    38
     Section 6.3 Individual Rights of Trustee...................................    39
     Section 6.4 Trustee's Disclaimer...........................................    39
     Section 6.5 Notice of Defaults.............................................    39
     Section 6.6 Reports by Trustee to Holders..................................    39
     Section 6.7 Compensation and Indemnity.....................................    40
     Section 6.8 Replacement of Trustee.........................................    41
     Section 6.9 Successor Trustee by Merger, etc...............................    41
     Section 6.10 Eligibility: Disqualifications................................    42
     Section 6.11 Preferential Collection of Claims Against Company.............    42
     Section 6.12 Intercreditor Agreements.

ARTICLE VII  AMENDMENTS.........................................................    42
     Section 7.1 Amendments and Supplements.....................................    42
     Section 7.2 Compliance with TIA............................................    44
     Section 7.3 Revocation and Effect of Consents..............................    44
     Section 7.4 Notation on or Exchange of Series B Notes......................    44
     Section 7.5 Trustee Protected..............................................    44

ARTICLE VIII  SUBORDINATION.....................................................    45
     Section 8.1 Series B Notes Subordinated to Senior Indebtedness.............    45
     Section 8.2 No Payment on the Series B Notes in Certain Circumstances......    45
     Section 8.3 Series B Notes Subordinated to Prior Payment of All Senior
                 Indebtedness on Dissolution, Liquidation or Reorganization
                 of the Company.................................................    46

     Section 8.4 Holders to be Subrogated to Rights of Holders of
                  Senior Indebtedness...........................................    47
     Section 8.5 Obligations of the Company Unconditional.......................    47
     Section 8.6 Subordination Rights Not Impaired by Acts or Omissions.........    48
     Section 8.7 Article VIII Not to Prevent Events of Default..................    48
     Section 8.8 Notice.........................................................    49
     Section 8.9 Rights of Trustee and Paying Agent.............................    49
     Section 8.10 Agreement to Effectuate Subordination.........................    50
     Section 8.11 Prohibited Payments Held in Trust.............................    50
     Section 8.12 No Waiver of Subordination Provisions.........................    51

ARTICLE IX  MISCELLANEOUS.......................................................    51
     Section 9.1 Trust Indenture Act Controls...................................    51
     Section 9.2 Successors and Assigns.........................................    51
     Section 9.3 Governing Law..................................................    51
     Section 9.4 Titles and Subtitles...........................................    51
     Section 9.5 Notices........................................................    51
     Section 9.6 Severability...................................................    52
     Section 9.7 Expenses.......................................................    52
     Section 9.8 Waiver of Demand for Payment. etc..............................    52
     Section 9.9 Communication by Holders with Other Holders....................    52
     Section 9.10 Certificate and Opinion as to Conditions Precedent............    53
     Section 9.11 Statements Required in Certificate or Opinion.................    53
     Section 9.12 Rules by Trustee and Agents...................................    53
     Section 9.13 Initial Appointments, Compliance Certificates.................    53
     Section 9.14 Third Party Beneficiaries.....................................    53
     Section 9.15 Series B Notes Not Readily Tradable...........................    53

                              CROSS-REFERENCE TABLE

TIA SECTION                                     INDENTURE SECTION
- -----------                                     -----------------
310(a)(1)..........................................    6.10
        (a)(2).....................................    6.10
        (a)(3).....................................    N.A.
        (a)(4).....................................    N.A.
        (a)(5).....................................    6.10
        (b)........................................    6.10
        (c)........................................    N.A.
311(a)  ...........................................    6.11
        (b)........................................    6.11
        (c)........................................    N.A.
312(a)  ...........................................    1.2
        (b)........................................    9.10
        (c)........................................    9.10
313(a)  ...........................................    6.6
        (b)(1).....................................    N.A.
        (b)(2).....................................    6.6
        (c)........................................    6.6
        (d)........................................    6.6
314(a)  ...........................................    4.2
        (b)........................................    N.A.
        (c)(1).....................................    4.2, 7.11
        (c)(2).....................................    9.11
        (c)(3).....................................    N.A.
        (d)........................................    N.A.
        (e)........................................    4.2
        (f)........................................    N.A.
315(a)  ...........................................    6.1(b)
        (b)........................................    6.5
        (c)........................................    6.1
        (d)........................................    6.1
        (e)........................................    N.A.
316(a)  ...........................................    2.8
        (a)(1)(A)..................................    5.5
        (a)(1)(B)..................................    5.4
        (a)(2).....................................    N.A.
        (b)........................................    5.7
        (c)........................................    7.8
317(a)(1)..........................................    5.8
        (a)(2).....................................    5.9
        (b)........................................    2.4
318(a)  ...........................................    9.1
        (c)........................................    9.1

         INDENTURE, dated as of March 29, 1996, between DenAmerica Corp., a Georgia corporation (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Series B 13% Subordinated Notes of the Company due 2003 ("Series B Notes").


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


         Section 1.1 Definitions.

         "Acceleration Notice" shall have the meaning specified in Section 5.2.

         "Adjusted Consolidated EBITDA" shall have the meaning given to such terms in the Credit Agreement, as in effect on the Issue Date.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person (a) is an executive officer or a member of the Board of Directors of the controlled Person, (b) is the direct or indirect beneficial holder of at least 10% of the then outstanding capital stock (or other shares of beneficial interest) of such Person, or (c) otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise.

         "Affiliate Transaction" shall have the meaning specified in Section
4.14.

         "Agent" means any Registrar, Paying Agent or co-registrar of the Series B Notes.

         "BancBoston" means BancBoston Ventures Inc., a Massachusetts corporation.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means a day that is not a Legal Holiday.

         "Capitalized Lease" shall mean, with respect to any Person, (i) any lease of property, real or personal, the obligations under which are capitalized on the balance sheet of such Person, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

         "Capitalized Lease Obligations" of any Person means, at the time any determination thereof is to be made, all obligations in respect of a Capitalized Lease of such Person.

         "Capital Stock" means any and all shares of, or interests or participations in, corporate stock.

         "Company" shall have the meaning specified in the preamble.

         "Company Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, among the Company, certain Holders, and the Trustee.

         "Consolidated", when used with reference to any term, means that term as applied to the accounts of the Company and its Subsidiaries, consolidated or combined in accordance with GAAP.

         "Consolidated Amortization Expense" means, for any period and without duplication, the aggregate amount of scheduled payments due in such period for principal of Indebtedness (including Capitalized Lease Obligations) of the Company and its Subsidiaries.

         "Consolidated Capital Expenditures" shall mean, for any period, the sum of expenditures (whether paid in cash or accrued as a liability, excluding the portion of Capitalized Lease Obligations originally incurred during such period that is capitalized on the consolidated balance sheet of the Company and its Subsidiaries), by the Company and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Company and its Subsidiaries; provided that Capital Expenditures shall not include any such expenditures (i) made in connection with any Restaurant Acquisition, or (ii) financed with Indebtedness permitted by
Section 4.9(f).

         "Consolidated Depreciation Expense" means, for any period, the depreciation expense of the Company and its Subsidiaries, determined on a consolidated basis for such period in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Interest Expense for such period, plus (iii) to the extent deducted in the calculation of Consolidated Net Income for such period, federal and state income taxes for such period, plus (iv) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amortization expense (excluding any amortization of Opening Store Costs to the extent included in amortization expense), all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, the sum, without duplication, of (a) the cash interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and (b) the interest component of Capitalized Lease Obligations of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from Consolidated Net Income (a) any net gains or losses in respect of dispositions of property other than in the ordinary course of business; (b) any gains or losses realized upon the refinancing of any Indebtedness; (c) any gains or losses arising from the destruction of property due to fire or other casualty; (d) any gains or losses from the revaluation of assets; (e) the net income (or loss) of any other Person (other than a Subsidiary of the Company) except to the extent of cash dividends or distributions paid to the Company by such other Person in such period; (f) the net income (or loss) of any Subsidiary of the Company except to the extent of the interest of the Company in such Subsidiary; and (g) the net income (or loss) of any Subsidiary of the Company that is subject to any restriction or limitation on the payment of dividends, distributions, loans or advances by operation of the terms of its governing documents or by any contractual obligation or applicable law, to the extent of such restriction or limitation in such period; and (h) any gains or losses arising from the implementation of accounting changes.

         "Consolidated Net Worth" means, at any time, the sum of the amount by which the total consolidated assets of the Company and its Subsidiaries exceeds the total consolidated liabilities of the Company and its Subsidiaries at such time, minus all amounts included in stockholder's equity with respect to any common stock purchase warrants of the Company issued to the holders of Series A Notes, Series B Notes or Senior Credit Agreement Debt, as determined in accordance with GAAP.

         "Consolidated Total Debt" means, at any time, without duplication, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus all amounts included in stockholders equity with respect to the common stock purchase warrants of the Company issued to the holders of the Series A Notes, the Series B Notes or the agent under the Credit Agreement, in accordance with GAAP.

         "Credit Agreement" means (a) the Credit Agreement, dated as of February 29, 1996, by and among the Company, Banque Paribas, as agent, and the lenders from time to time party thereto, as modified, amended, restated or supplemented from time to time, and (b) each agreement or instrument pursuant to which obligations under the Credit Agreement described in clause (a) above, or any subsequent Credit Agreement, are amended, deferred, extended, renewed, replaced, refunded, increased or refinanced, in whole or part, in each case, as modified, amended, restated or supplemented from time to time.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event which constitutes, or after notice or passage of time or both would constitute, an Event of Default.

         "Denny's Restaurant" means a Denny's restaurant owned and operated by the Company or any of its Subsidiaries under the terms of a Franchise Agreement.

         "Dollars" and "$" mean lawful currency of the United States of America.

         "Equity Interests" means Capital Stock and warrants, options or other rights to acquire Capital Stock.

         "Equity Issuance" shall have the meaning specified in Section 4.13(a).

         "Equity Issuance Trigger Date" shall have the meaning specified in
Section 4.13(c).

         "Event of Default" shall have the meaning specified in Section 5.1.

         "Excess Securities Proceeds" means, with respect to any Equity Issuance, the aggregate cash proceeds received by the Company or any Subsidiary from such Equity Issuance, less the amount of all brokerage commissions and other reasonable costs and expenses (including fees and expenses of counsel and investment bankers) incurred by the Company or any Subsidiary in connection with such Equity Issuance.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries described in Schedule 1 hereto.

         "Expansion Transaction" means, with respect to any restaurant owned and operated by the Company on the Issue Date or acquired by the Company in compliance with this Agreement at any time after the Issue Date, the acquisition of equipment by the Company in connection with new store development of a Denny's Restaurant or the remodeling of a Denny's Restaurant, or the conversion by the Company of a restaurant (other than a Denny's restaurant) to a Denny's Restaurant (including all Opening Store Costs incurred in connection therewith), excluding, however, any investment in or acquisition (by lease or otherwise) of any interest in real property in connection therewith.

         "Extension of Credit" means any loan, letter of credit or other extension of credit of any kind or character.

         "Fixed Charges" shall mean, without duplication, for any period, the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Amortization Expense, plus (iii) Consolidated Capital Expenditures (other than capital expenditures made in connection with Expansion Transactions).

         "Franchise Agreement" shall mean any franchise agreement to which the Company or any of its Subsidiaries is party relating to the operation of any restaurant by the Company or such Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board which are in effect in the United States at the time and for the period as to which such accounting principles are to be applied; provided, however, that for purposes of determining compliance with covenants in this Indenture, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

         "Holder" means a Person in whose name a Series B Note is registered on the books of the Registrar.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person for borrowed money, whether current or funded, secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services, other than trade payables and accrued liabilities arising in the ordinary course of business and payable in accordance with customary trade terms, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a Lien to secure all or part of the purchase price of the property subject to such Lien, (e) all Capitalized Lease Obligations of such Person, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clause (a), (b),
(c), (d), (e) or (f) above which is guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Insolvency or Liquidation Proceeding" means, with respect to any Person, (a) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (b) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

         "Intercreditor Agreements" means the Company Intercreditor Agreement and the Senior Subordinated Intercreditor Agreement.

         "Interest Payment Date" means the stated due date of an installment of interest on the Series B Notes.

         "Interest Rate Agreement" means the obligation of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

         "Investment" of any Person means (a) any share of capital stock, evidence of indebtedness or other security issued by any other Person, (b) any loan, advance, or extension of credit to, or contribution to the capital of, any other Person, (c) any purchase of the securities or business or an integral part of the business of any other Person (including any purchase of all or any substantial portion of the assets of such Person), or any commitment to make any such purchase, and (d) any other investment in any other Person; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, and letters of credit or other instruments securing the same, or (ii) advances to officers or employees, but only to the extent that the aggregate amount of all advances to officers and employees outstanding at any particular time does not exceed $500,000 at any time prior to the first anniversary of the Issue Date, or $350,000 at any time from or after the first anniversary of the Issue Date.

         "Issue Date" means the date of first issuance of the Series B Notes.

         "Legal Holiday" means any date on which banks are not open for business generally in Boston, Massachusetts or Scottsdale, Arizona.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

         "Offer" means an offer by the Company to redeem Series B Notes after any Equity Issuance Trigger Date, as required by this Indenture.

         "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company.

         "Opening Store Costs" shall mean costs incurred by the Company in connection with opening new restaurants or remodeling a Denny's Restaurant or converting a restaurant (other than a Denny's Restaurant) to a Denny's Restaurant, in each case which are capitalized in accordance with GAAP.

         "Opinion of Counsel" means a written opinion from legal counsel reasonably acceptable to the Trustee. The legal counsel may be an employee of or counsel to the Company or the Trustee.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Plan of Merger" means the Amended and Restated Agreement and Plan of Merger, dated as of August 9, 1995, between Denwest Restaurant Corp. and the Company (formerly known as American Family Restaurants, Inc.).

         "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "principal" of any Indebtedness (including the Series B Notes) means the principal of such Indebtedness plus any applicable premium on such Indebtedness.

         "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Redeemable Stock" means any Equity Interest which, by its terms, or upon the happening of any event, matures, is mandatorily redeemable or repurchasable (other than for Capital Stock not constituting Redeemable Stock), in whole or in part, prior to 180 days after the final maturity date of the Series B Notes, or is, by its terms or upon the happening of any event, required to be redeemed or repurchased, redeemable or repurchasable at the option of the holder thereof, in whole or in part, at any time prior to 180 days after the maturity date of the Series B Notes.

         "Redemption Date" when used with respect to any Series B Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Series B Notes.

         "Redemption Price" when used with respect to any Series B Note to be redeemed at any Redemption Date, means the price at which the Company would be permitted to redeem such Series B Notes on such Redemption Date pursuant to
Section 3.7.

         "Reference Period" means each period of four (4) consecutive fiscal quarters of the Company.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Reorganization Securities" means securities issued by the Company in exchange for Indebtedness of the Company under or in respect of the Series B Notes upon the effectiveness of a plan of reorganization in bankruptcy of the Company that are either Equity Interests or debt securities of the Company, the payment of which is subordinated, at least to the extent provided herein and in the Intercreditor Agreements with respect to Indebtedness under the Series B Notes, to the prior payment in full of all Senior Indebtedness.

         "Restaurant Acquisition" shall mean the acquisition by the Company after the Issue Date of any restaurant which was previously developed and operating as a restaurant (whether or not operated as a restaurant on the date of such acquisition), whether through the acquisition of shares of a corporation, or by purchase of assets.

         "Restaurant Business" shall have the meaning specified in Section 4.4.

         "Restricted Payment" shall have the meaning specified in Section 4.3.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Senior Credit Agreement Debt" means all amounts payable (including, without limitation, any Indebtedness) by the Company under or with respect to Extensions of Credit under the Credit Agreement, plus all other amounts payable under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement).

         "Senior Indebtedness" means the Senior Credit Agreement Debt and the Series A Debt.

         "Senior Non-payment Default" means any event of default under any instrument governing any Senior Indebtedness (which shall have continued beyond the expiration of any applicable grace period) permitting any holders (or any required percentage thereof) to accelerate the maturity thereof or demand payment thereof, excluding, however, any Senior Payment Default.

         "Senior Payment Default" means any default by the Company in payment of any obligations owing in respect of Senior Indebtedness.

         "Senior Series A Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Trustee, the Holders of Series A Notes and the Agent under the Credit Agreement.

         "Senior Subordinated Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Trustee, certain Holders and the Agent under the Credit Agreement.

         "Series A Debt" means all Indebtedness of the Company or any of its Subsidiaries, contingent or otherwise, now or hereafter existing, under or with respect to: (a) the Series A Documents in an aggregate outstanding principal amount not exceeding the sum of (i) $6,000,000, plus (ii) the aggregate principal amount of Indebtedness evidenced by securities issued in payment of accrued interest on any Series A Debt, plus (iii) the amount of any premiums payable on or in respect of Series A Debt in connection with the refinancing or refunding of such Series A Debt, less (iv) the amount of all permanent payments of principal made under the Series A Documents from time to time after the date hereof (it being understood that payments of principal under the Series A Documents with the proceeds of financings under subsequent Series A Documents shall not be deemed permanent payments of Series A Debt); and (b) interest (including interest accruing at the contract rate after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest is an allowed claim in such Insolvency or Liquidation Proceeding) accrued on the outstanding principal described in clause (a) and other amounts owing under the Series A Documents, and premiums, fees, costs, expenses, indemnities, reimbursements and other amounts owing under the Series A Documents.

         "Series A Documents" means, collectively, (a) the Series A Indenture,
(b) the Series A Notes, whether outstanding on the date hereof or issued from time to time after the date hereof in accordance with the Series A Indenture,
(c) each instrument or agreement pursuant to which obligations under the Series A Indenture or Series A Notes or any subsequent Series A Document are deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and without limitation as to parties, maturities, principal amount, interest rates or other provisions, and (d) each other instrument or agreement executed in connection with or evidencing, governing, guarantying or securing any Indebtedness or other obligations under any instrument or agreement referred to in the foregoing clauses (a), (b) or (c); in each case (with respect to any instrument or agreement referred to in the foregoing clauses (a), (b), (c) or
(d)), as modified, amended or supplemented from time to time.

         "Series A Indenture" means the Indenture, dated as of March 29, 1996, between the Company and the Trustee, as trustee, governing the terms of the Series A Notes.

         "Series A Notes" means the Series A 13% Subordinated Notes, due 2003, issued by the Company pursuant to the Series A Indenture.

         "Series B Notes" shall have the meaning specified in the preamble.

         "Special Default Period" means any period commencing on the date any Event of Default under the Credit Agreement occurs and ending on the date on which such Event of Default is cured or waived.

         "Subordinated Obligations" means all Indebtedness of the Company which is subordinate or junior in right of payment to the Series B Notes.

         "Subsidiary" with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at such time, directly or indirectly, owned by such Person.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77 aaa-77bbb) as in effect on the Issue Date and the rules and regulations of the SEC thereunder.

         "Trustee" shall mean the party identified in the preamble hereto as the Trustee hereunder, and any Person succeeding to the position of Trustee hereunder in accordance with the terms of this Indenture.

         "Trustee Expenses" shall have the meaning specified in Section 5.8.

         "Trust Officer" means any officer in the corporate trust department or similar group of the Trustee authorized by the Trustee to administer the trusts hereunder or any other officer of the Trustee to whom a particular matter is referred by the Trustee because of such officer's knowledge and familiarity with the particular subject.

         "Unit Purchase Options" means the unit purchase options of the Company described on Schedule 4.13 hereto.

         "Warrants" means the common stock purchase warrants of the Company described on Schedule 4.13 hereto.

         Section 1.2 Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA or by TIA reference to another statute have the meanings so assigned to such terms in the TIA or in such other statute.

         Section 1.3 Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) references to Sections or Articles refer to such Section or Article in this Indenture, unless stated otherwise;

                  (f) references to any agreement or instrument refer to such agreement or instrument as originally executed or, if amended or supplemented at any time in compliance herewith, if applicable, as so amended or supplemented and in effect at the relevant time; and

                  (g) "including" means "including, without limitation".


                                   ARTICLE II

                               THE SERIES B NOTES

         Section 2.1 Form and Dating. The Series B Notes and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which constitutes, and is hereby expressly made, a part of this Indenture. The Series B Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Series B Notes and any notation, legend or endorsement thereon. Each Series B Note shall be dated the date of its authentication. The Series B Notes initially shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Series B Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

         Section 2.2 Execution and Authentication. Two Officers of the Company (each of whom shall have been duly authorized by all requisite corporate actions) shall sign each Series B Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Series B Note no longer holds that office at the time the Series B Note is authenticated, the Series B Note shall nevertheless be valid.

         No Series B Note shall be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Series B Note has been authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Series B Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Series B Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

         The Trustee shall, upon receipt of a written order signed by two Officers of the Company, authenticate Series B Notes in an aggregate principal amount up to $18,250,000 for issuance on the Issue Date.

         Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency (the "Registrar") in the continental United States (which office may be the Company's principal executive office) where Series B Notes may be presented or surrendered for registration of transfer or for exchange and an office or agency (the "Paying Agent") in the continental United States where Series B Notes may be presented or surrendered for payment and an office or agency in the continental United States where notices and demands to or upon the Company in respect of the Series B Notes may be made. The Registrar shall keep a register of the Series B Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company shall promptly notify the Trustee and the Trustee shall promptly notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

         The Company or any of its Affiliates may act as Paying Agent, Registrar or co-registrar. The Company initially appoints the Trustee as Registrar and Paying Agent and initially appoints itself as agent for service of notices and demands in connection with the Series B Notes.

         Section 2.4 Paying Agent to Hold Property in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit all property the Paying Agent holds for the redemption of the Series B Notes or for the payment of principal of, or premium, if any, or interest on, the Series B Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem Series B Notes or to make any payment on the Series B Notes, in each case, as and to the extent required to be redeemed or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay over all property it holds to the Trustee and to account for any property distributed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee and to account for any assets distributed. Upon payment of such money to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for such money. If the Company or any of its Affiliates acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all property it holds as Paying Agent.

         Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Series B Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

         Section 2.6 Transfer and Exchange. When Series B Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange such Series B Notes for an equal principal amount of Series B Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that any Series B Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-registrar and the Trustee, duly executed by the Holder of such Series B Note or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue, and the Trustee shall authenticate, Series B Notes at the Registrar's request.

         Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Series B Note (a) during any period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company pursuant to Section 3.3 and ending at the close of business on the date the notice of redemption is sent to Holders, (b) selected for redemption, in whole or in part, except that the unredeemed portion of any Series B Note being redeemed in part may be transferred or exchanged, (c) during an Offer if such Series B Note is tendered pursuant to such Offer and not withdrawn and (d) during any period beginning fifteen (15) Business Days before the mailing of a notice of an Offer and ending at the close of business on the date of such mailing.

         No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith (other than any such transfer tax, assessment or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.6 or 7.4, which the Company shall pay).

         Prior to due presentment for registration of transfer of any Series B Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Series B Note is registered as the absolute owner of such Series B Note (whether or not such Series B Note shall be overdue and notwithstanding any notation of ownership or other writing on such Series B Note made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Series B Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

         Section 2.7 Replacement Series B Notes. If any mutilated Series B Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Series B Note, the Company shall issue and the Trustee shall authenticate a replacement Series B Note if the Trustee's requirements are met, and each such replacement Series B Note shall be an additional obligation of the

Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond or other indemnity that is sufficient in the judgment of the Trustee and the Company (which, in the case of any institutional Holder, may be an unsecured indemnity agreement) to protect the Company, the Trustee or any Agent from any loss that any of them may suffer as a result of the replacement of such Series B Note.

         Section 2.8 Outstanding Series B Notes. The Series B Notes outstanding at any time are all the Series B Notes the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding. If a Series B Note is replaced pursuant to Section 2.7 (other than a mutilated Series B Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Series B Note. A mutilated Series B Note ceases to be outstanding upon surrender of such Series B Note and replacement thereof pursuant to Section 2.7 hereof. If the entire principal of, and premium, if any, and accrued interest on, any Series B Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.9, a Series B Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Series B Note.

         Section 2.9 Treasury Series B Notes. In determining whether the Holders of the required principal amount of Series B Notes have concurred in any direction, waiver or consent, Series B Notes owned by the Company shall be deemed not to be outstanding; provided, however, that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Series B Notes for which the Trustee has actual knowledge are so owned shall be so disregarded. Notwithstanding the foregoing, Series B Notes that the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company until legal title to such Series B Notes passes to the Company.

         Section 2.10 Cancellation. The Company at any time may deliver Series B Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Affiliates shall forward to the Trustee any Series B Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Series B Notes called for redemption and all Series B Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Series B Notes and shall destroy all cancelled Series B Notes (subject to the record retention requirements of the TIA and the Exchange Act) and deliver a certificate of destruction of such Series B Notes to the Company unless, by written order signed by two Officers of the Company, the Company shall direct that cancelled Series B Notes be returned to it. The Company may not issue new Series B Notes to replace any Series B Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Series B Notes (other than by redemption pursuant to Section 3.7 or an Offer pursuant to Section 4.13), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Series B Notes unless and until such Series B Notes are delivered to the Trustee for cancellation pursuant to this Section 2.10.

         Section 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Series B Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Series B Notes and Section 4.1. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest (including interest, if any, on the defaulted interest) to be paid.

         Section 2.12 Record Date. The record date for purposes of determining the identity of Holders of Series B Notes entitled to vote or consent to any action shall be the later of (a) 10 days prior to the first solicitation of such consent and (b) the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

         Section 2.13 CUSIP Number. A "CUSIP" number will be printed on the Series B Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders. No representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Series B Notes and that reliance may be placed only on the other identification numbers printed on the Series B Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE III

                        REDEMPTIONS AND OFFERS TO REDEEM

         Section 3.1 Notices to Trustee. If the Company elects to redeem Series B Notes pursuant to Section 3.7, it shall furnish to the Trustee, at least 10 but not more than 15 days before notice of such redemption is to be mailed to Holders (or such shorter time as may be satisfactory to the Trustee), an Officers' Certificate stating (a) that the Company has elected to redeem Series B Notes pursuant to Section 3.7, (b) the date on which notice of redemption is to be mailed to Holders, (c) the Redemption Date, (d) the aggregate principal amount of Series B Notes to be redeemed, (e) the Redemption Price for such Series B Notes, (f) the amount of accrued and unpaid interest on such Series B Notes as of the Redemption Date, and (g) the manner in which Series B Notes are to be selected for redemption if less than all outstanding Series B Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of such notice to the Trustee, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the names of, and the aggregate principal amount of Series B Notes held by, each of the Holders.

         If the Company is required to offer to redeem Series B Notes pursuant to Section 4.13, it shall furnish to the Trustee, at least five (5) Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate stating (a) that the Offer is being made pursuant to Section 4.13, as the case may be, (b) the Redemption Date, (c) the maximum principal amount of Series B Notes the Company is offering to redeem pursuant to the Offer, (d) the Redemption Price for such Series B Notes, and (e) the amount of accrued and unpaid interest on such Series B Notes as of the Redemption Date.

         The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

         Section 3.2 Selection of Series B Notes to be Redeemed. If less than all outstanding Series B Notes are to be redeemed pursuant to Section 3.7, the Company shall select the outstanding Series B Notes to be redeemed in compliance with the requirements of the principal national securities exchange or over the counter market, if any, on which the Series B Notes are listed or, if the Series B Notes are not listed on a securities exchange or over the counter market, on a pro rata basis. If the Company elects to mail notice of a redemption to Holders, the Trustee shall, at least five (5) days prior to the date notice of redemption is to be mailed, (a) select the Series B Notes to be redeemed from Series B Notes outstanding not previously called for redemption, and (b) promptly notify the Company of the name of each Holder of Series B Notes selected for redemption, the principal amount of Series B Notes held by each such Holder and the principal amount of such Holder's Series B Notes that are to be redeemed. If less than all Series B Notes tendered pursuant to an Offer are to be redeemed, the Trustee shall select, on or prior to the Redemption Date for such Offer, the Series B Notes to be redeemed. Series B Notes in denominations of $1,000 or less may be redeemed only in whole. Series B Notes in denominations larger than $1,000 may be redeemed only in principal amounts of $1,000 or integral multiples of $1,000; except that if all of the Series B Notes of a Holder are selected for redemption, the aggregate principal amount of the Series B Notes held by such Holder, even if not an integral multiple of $1,000, may be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Series B Notes called for redemption or tendered pursuant to an Offer also apply to portions of Series B Notes called for redemption or tendered pursuant to an Offer.

         Section 3.3 Notice of Redemption.

         (a) At least 30 days but not more than 60 days prior to any Redemption Date for any redemption pursuant to Section 3.7, the Company shall mail, postage prepaid, by first class mail a notice of redemption to each Holder of Series B Notes or portions thereof that are to be redeemed. With respect to any redemption of Series B Notes, the notice shall identify the Series B Notes or portions thereof to be redeemed and shall state: (i) the Redemption Date; (ii) the Redemption Price for the Series B Notes and the amount of unpaid and accrued interest on such Series B Notes as of the Redemption Date; (iii) if any Series B
Note is being redeemed in part, the portion of the principal amount of such Series

B Note to be redeemed and that, after the Redemption Date, upon surrender of such Series B Note, a new Series B Note or Series B Notes in principal amount equal to the unredeemed portion will be issued; (iv) the name, address and telephone number of the Paying Agent; (v) that Series B Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price for, and any accrued and unpaid interest on, such Series B Notes; (vi) that, unless the Company defaults in making such redemption payment, interest on Series B Notes called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holders of such Series B Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Series B Notes redeemed; (vii) if fewer than all the Series B Notes are to be redeemed, the identification of the particular Series B Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Series B Notes to be redeemed and the aggregate principal amount of Series B Notes to be outstanding after such partial redemption; and (viii) that such notice is being sent pursuant to this Section 3.3.

         (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give the notice of redemption to Holders, (ii) sets forth the information to be provided to the Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Series B Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the Redemption Date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Series B Notes held by, each Holder; provided further, that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.3(b) if such later date is acceptable to the Trustee.

         Section 3.4 Effect of Notice of Redemption. Upon mailing of a notice of redemption to the Holders in accordance with Section 3.3, Series B Notes (or portions thereof) called for redemption become due and payable on the Redemption Date at the Redemption Price together with accrued and unpaid interest. Upon surrender of Series B Notes called for redemption to the Trustee or the Paying Agent, such Series B Notes shall be paid at the Redemption Price plus interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is on or after a record date but on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Series B Note registered on such record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and interest shall continue to accrue for the period from such Redemption Date to such next succeeding Business Day.

         Section 3.5 Deposit of Redemption Price.

         (a) At least one Business Day prior to the applicable Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of, and unpaid and accrued interest on, all Series B Notes (or portions thereof) to be redeemed on the Redemption Date. After any Redemption Date, the Trustee or the Paying Agent shall promptly return to the Company upon its written request, any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the Redemption Price of, and unpaid and accrued interest on, all Series B Notes (or portions thereof) to be redeemed on such Redemption Date.

         (b) If the Company complies with the preceding paragraph, interest on the Series B Notes (or portions thereof) to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Series B Notes are presented for payment. If a Series B Note is redeemed on or after a record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Series B Note was registered at the close of business on such record date. If any Series B Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and interest from the Redemption Date until such principal, premium and interest are paid, at the rate of interest for overdue amounts provided in the Series B Notes and Section 4.1.

         Section 3.6 Series B Notes Redeemed in Part. Upon surrender of a Series B Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Series B Note equal in principal amount to the unredeemed portion of the Series B Note surrendered.

         Section 3.7 Optional Redemption. Subject to the restrictions on redemption set forth in the Credit Agreement, the Series A Indenture and the Intercreditor Agreements, the Series B Notes will be subject to redemption at the option of the Company, in whole or in part, at the Redemption Prices (expressed as percentages of the then outstanding principal amount of the Series B Notes) set forth below, plus any accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on the dates indicated in the table below.

Date                                            Percentage
- ----                                            ----------
March 29, 1999                                     103%

March 29, 2000                                     102%

March 29, 2001                                     101%

March 29, 2002                                     100%

- ---------------------------------------------------------------------
and thereafter


         Anything contained in the foregoing to the contrary notwithstanding, subject to the restrictions on redemption set forth in the Credit Agreement, the Series A Indenture and the Intercreditor Agreements, at any time prior to March 29, 1999, the Company may also redeem the Series B Notes, or any portion thereof, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date.

Section 3.8  Mandatory Offers.

         (a) Subject to the terms and conditions set forth herein, within 10 Business Days after any Equity Issuance Trigger Date, but only if no Series A Notes are outstanding on such date, the Company shall mail a written offer to each Holder (with a copy to the Trustee) to redeem Series B Notes ("Offer"), which Offer shall contain all instructions and materials necessary to enable such Holders to tender Series B Notes for redemption pursuant to the Offer and stating: (i) that an Offer is being made pursuant to Section 4.13, as the case may be, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Series B Notes that the Company is required to redeem pursuant to such Offer; (ii) the Redemption Price for the Series B Notes (as set forth in Section 4.13, as the case may be), the amount of accrued and unpaid interest on such Series B Notes as of the Redemption Date, and the Redemption Date (which date shall be not less than 30 days nor more than 40 days after the date the Offer is mailed); (iii) that any Series B Note not tendered for redemption will continue to accrue interest if interest is then accruing;
(iv) that, unless the Company fails to deposit with the Paying Agent on the Redemption Date an amount sufficient to purchase all Series B Notes tendered for redemption, interest shall cease to accrue after the Redemption Date on Series B Notes tendered for redemption; (v) that Holders electing to tender any Series B Note or portion thereof for redemption will be required to surrender such Series B Note, with a form entitled "Option of Holder to Elect Redemption" completed, to the Paying Agent at the address specified in the Offer prior to the close of business on the Business Day preceding the Redemption Date, provided that Holders electing to tender only a portion of any Series B Note for redemption must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Series B Notes for redemption if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Redemption Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Series B Notes tendered for redemption, and a statement that such Holder is withdrawing his election to have such Series B Notes (or portions thereof) redeemed; and (vii) that Holders whose Series B Notes are tendered for redemption in part will be issued new Series B Notes equal in principal amount to the unredeemed portion of Series B Notes surrendered.

         (b) Subject to the provisions of Article VIII and the restrictions on redemption set forth in the Credit Agreement, and provided that no Series A Notes are outstanding, on the Redemption Date for any Offer, the Company will
(i) in the case of an Offer resulting from one or more Equity Issuances, redeem the maximum principal amount of Series B Notes or portions thereof tendered pursuant to such Offer that can be redeemed out of Excess Securities Proceeds from such Equity Issuances, (ii) deposit with the Paying Agent the aggregate Redemption Price of all Series B Notes or portions thereof to be redeemed and any accrued and unpaid interest on such Series B Notes as of the Redemption Date, and (iii) deliver or cause to be delivered to the Trustee all Series B Notes tendered pursuant to the Offer, together with an Officers' Certificate setting forth the name of each Holder of such Series B Notes and the principal amount of such Series B Notes or portions thereof tendered by each such Holder. For purposes of this Section 3.8, the Trustee shall act as the Paying Agent.

         (c) With respect to any Offer, (i) if less than all of the Series B Notes tendered pursuant to an Offer are to be redeemed by the Company for any reason, the Company and the Trustee shall select on or prior to the Redemption Date the Series B Notes or portions thereof to be redeemed pursuant to Section 3.2, and (ii) if the Company deposits with the Paying Agent on or prior to the Redemption Date an amount sufficient to redeem all Series B Notes that have been tendered, interest shall cease to accrue on such Series B Notes as of the Redemption Date; provided, however, that if the Company fails to deposit an amount sufficient to redeem all Series B Notes that have been tendered, the deposited funds shall be used to redeem on a pro rata basis the Series B Notes tendered for redemption and interest shall continue to accrue on all Series B Notes, or the portion thereof, as applicable, not redeemed.

         (d) Subject to the provisions of Article VIII and the restrictions on redemption set forth in the Credit Agreement, promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Series B Notes or portions thereof accepted for redemption, an amount equal to the Redemption Price for, plus any accrued and unpaid interest on, such Series B Notes, (ii) with respect to any tendered Series B Note not accepted for redemption, in whole or in part, the Trustee shall return such Series B Note to the Holder thereof, and (iii) with respect to any Series B Note accepted for redemption, in part, the Trustee shall authenticate and mail to each such Holder a new Series B Note equal in principal amount to the unredeemed portion of the tendered Series B Note.

         (e) The Company will (i) publicly announce the results of the Offer on or as soon as practicable after the Redemption Date, and (ii) comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

         Section 3.9 Certain Acknowledgements. The Holders acknowledge that (a) the Series A Indenture prohibits the redemption of Series B Notes by the Company at any time while any Series A Notes are outstanding, and (b) that the Company shall not be permitted by the Series A Indenture, and shall have no obligation hereunder, to redeem or make any offer to redeem any Series B Notes at any time that any Series A Notes remain outstanding.


                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 Payment of Series B Notes. Subject to the provisions of
Article VIII, the Series A Indenture and the Intercreditor Agreements and the restrictions set forth in the Credit Agreement, the Company shall pay the principal of, and premium, if any, and interest on, the Series B Notes on the dates and in the manner provided in the Series B Notes and in this Indenture. Principal, premium, or interest shall be considered paid on the date due if, by the close of business on the day immediately preceding the date due, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest; provided, however, that principal, premium or interest shall not be considered paid within the meaning of this Section 4.1 if money intended to pay such principal, premium or interest is held by the Paying Agent for the benefit of holders of Senior Indebtedness pursuant to the provisions of Article VIII. The Paying Agent shall return to the Company, upon its written request, and no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount then due and payable on the Series B Notes.

         To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on overdue principal (whether such principal became due by scheduled payment, pursuant to Article III, by acceleration pursuant to
Article V or otherwise), premium and interest (without regard to any applicable grace period) at a rate equal to 15% per annum, compounded quarterly.

         Subject to the rights of the Holders and the Trustee to accelerate maturity of the Series B Notes as provided in the Series B Notes and in this Indenture, the entire principal amount of the Series B Notes shall be absolutely and unconditionally due and payable on March 29, 2003.

         Section 4.2. Financial and Other Reports; Compliance Certificate; Notice of Default.

         (a) To the extent required by applicable law or regulation, including the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall file with the Trustee, within 5 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it files with the SEC. The Company shall also comply with the other provisions of TIA Section314(a). To the extent that the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company nonetheless shall file with the Trustee, the information described in Sections 13 and 15(d) of the Exchange Act within the time periods provided in Sections 13 and 15(d) for filing with the SEC if the Company were subject to
Section 13 or 15(d) of the Exchange Act.

         (b) The Company will deliver to each Holder:

                  (i) copies of all reports, financial statements, compliance certificates and other notices and information required to be delivered to the lender or lenders (or any agent therefor) under any Credit Agreement or to the holders of the Series A Notes or to the trustee under the Series A Indenture, promptly upon delivery thereof to such lender or lenders, holders or the trustee, (or agent therefor), and copies of all notices of default delivered to the Company by any such lender or lenders, holders or trustee, (or agent), promptly upon receipt thereof by the Company; provided, that upon receipt by the Company of a written request from any Holder to stop delivering such notices and information to such Holder, the Company shall stop delivering such notices and information to such Holder until such Holder delivers a written request to the Company requesting that the Company recommence delivery of such notices and information to such Holder; and

                  (ii) the Company's annual report to stockholders, promptly upon delivery thereof to the stockholders.

         (c) The Company shall deliver to the Trustee and mail to each Holder within 60 days after the end of each of the first three fiscal quarters in each fiscal year, and within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter or fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Series B Notes and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture or the Series B Notes and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity, and (iii) setting forth, in reasonable detail, calculations showing compliance (or failure to comply) by the Company, as at the end of such fiscal quarter or fiscal year, with the covenants set forth in
Section 4.15 hereof.

         (d) The Company shall, so long as any Series B Note is outstanding, deliver to the Trustee and mail to each Holder, promptly upon becoming aware of any Default or Event of Default under this Indenture or any Series B Note, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         Section 4.3 Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution on account of, or purchase, redeem or otherwise acquire for value, any Capital Stock or other Equity Interests of the Company or any such Subsidiary (other than (i) dividends or distributions payable by the Company in Capital Stock (other than Redeemable Stock) of the Company, or (ii) dividends or distributions payable by a Subsidiary of the Company in cash or Capital Stock (other than Redeemable Stock) of such Subsidiary so long as, in the case of any dividend or distribution payable on any class or series of any Capital Stock or Equity Interest of any such Subsidiary, the Company or the Subsidiaries of the Company receive at least their pro rata share of such dividend or distribution in accordance with their Equity Interest in such class or series), or (b) purchase, redeem, or otherwise acquire or retire for value, or make any payment or prepayment of principal, interest or other amounts on or in respect of, any Subordinated Obligations, directly or indirectly, (the foregoing actions set forth in clauses (a) and (b) being referred to as "Restricted Payments").

         Section 4.4 Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine (as evidenced by a Board Resolution) that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the business and operations of the Company. The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business of owning, leasing, operating, developing, re-imaging and acquiring restaurants and restaurant franchises (the "Restaurant Business").

         Section 4.5 Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or upon any properties of the Company or any of its Subsidiaries, and (b) all material claims, whether for labor, materials, supplies, services or anything else, which become due and payable and which by law have or may become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company and its Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

         Section 4.6 Maintenance of Properties and Insurance. The Company shall cause all properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any of its Subsidiaries from discontinuing any operation or maintenance of any of such properties (including, but not limited to, the closing of any of the restaurants it operates), or disposing of any of them, if such discontinuance or disposal is (a) in the judgment of the Board of Directors of the Company (as evidenced by a Board Resolution), desirable in the conduct of the business of the Company or its Subsidiaries, (b) not prohibited by Section 4.11 hereof, and
(c) not disadvantageous in any material respect to the business and operations of the Company.

         The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, and adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner for Persons similarly situated in the restaurant industry.

         Section 4.7 Compliance with Laws, Contracts, Licenses and Permits. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with (a) all applicable laws and regulations wherever its business is conducted, (b) the provisions of its charter documents and bylaws, (c) all material agreements and instruments by which it or any of its properties may be bound, and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, operating right, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company or any of its Subsidiaries may fulfill any of its obligations hereunder or under the Series B Notes, the Company or such Subsidiary will promptly take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, operating right, permit or license, and, upon written request of any Holder, furnish to such Holder evidence thereof.

         Section 4.8 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on or other amounts payable under this Indenture and the Series B Notes as contemplated herein and therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture or the Series B Notes; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law insofar as such law applies to this Indenture and the Series B Notes.

         Section 4.9 Limitation on Additional Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness or Redeemable Stock, except:

                  (a) Indebtedness of the Company under or in respect of the Series A Indenture and the Series A Notes, as in effect on the Issue Date or as amended, in an aggregate principal amount not to exceed $6,000,000, less the amount of any repayment, prepayment or redemption of the Series A Notes;

                  (b) Senior Credit Agreement Debt of the Company and its Subsidiaries incurred from time to time;

                  (c) Indebtedness of the Company under or in respect of this Indenture and the Series B Notes;

                  (d) Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements relating to Indebtedness permitted hereby;

                  (e) Existing Indebtedness, less the amount of any repayment, prepayment, or redemption of Existing Indebtedness;

                  (f) Capitalized Lease Obligations and Indebtedness constituting purchase money obligations for property acquired in the ordinary course of business, provided, that the creation, incurrence, or assumption of any such Indebtedness shall not cause any Default under Section 4.15;

                  (g) other Indebtedness that is expressly permitted under
         Section 7.2(g) or (h) of the Credit Agreement, as in effect on the Issue Date;

                  (h) additional unsecured Indebtedness of the Company not otherwise permitted by any of clauses (a) through (g) above, provided that the aggregate outstanding principal amount of such additional Indebtedness shall not at any time exceed $5,000,000; and

                  (i) Indebtedness of the Company incurred to refinance the Series A Notes.

         Section 4.10 Limitation on Investments. The Company shall not, and shall not permit any of its Subsidiaries to, have outstanding or acquire or commit itself to acquire or hold any Investment, except:

                  (a) Investments existing on the Issue Date and described on
         Schedule 4.10 hereto;

                  (b) Investments by the Company and any of its Subsidiaries in the Company or in any wholly-owned Subsidiary of the Company;

                  (c) Investments in: (i) cash, (ii) marketable obligations issued or guaranteed by the United States of America which mature within one (1) year after the date of acquisition thereof or which are required to be repurchased, within ninety (90) days after the date of acquisition thereof, by any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (iii) commercial paper maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation, (iv) bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (ii) hereof, (v) certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (ii) hereof, having capital and surplus of at least $100,000,000 and having at least an "A" rating or better, and (vi) certificates of deposit issued by any bank organized under the laws of any other jurisdiction and having combined capital and surplus of not less than $100,000,000 and having at least an "A" rating or better;

                  (d) Investments expressly permitted under Section 7.10(a), (d) and (g) of the Credit Agreement, as in effect on the Issue Date;

                  (e) Investments constituting Restaurant Acquisitions with (i) Excess Sale Proceeds, (ii) Excess Securities Proceeds remaining after the redemption of Series A Notes tendered pursuant to an Offer by the Company under Section 4.13(b) of the Series A Indenture and if there are no Series A Notes outstanding, Excess Securities Proceeds remaining after the redemption of Series B Notes tendered pursuant to an

         Offer by the Company under Section 4.12(b), or (iii) common stock of the Company, provided, that the aggregate value of all common stock issued from and after the Issue Date to acquire such assets shall not exceed $10,000,000. For purposes of this paragraph (e), the value of common stock of the Company issued in connection with any Investment shall be the average trading price for common stock of the Company on a national securities exchange as of the close of trading for the ten (10) trading days immediately preceding the date of such Investment; and

         (f) Investments constituting Restaurant Acquisitions not otherwise permitted by clause (e) above, provided that the aggregate purchase price for all such Restaurant Acquisitions by the Company and its Subsidiaries after the Issue Date shall not exceed $1,000,000.

         Section 4.11 Limitation on Mergers, Sales, etc.

         (a) The Company will not, and will not permit any of its Subsidiaries to (i) sell, lease, sublease or otherwise transfer or dispose of any property (an "Asset Sale") or (ii) become a party to any merger or consolidation, except:

                  (A) Asset Sales consisting of sales of inventory in the ordinary course of business, sales of obsolete equipment, or sales of equipment which is uneconomic or no longer used by the Company or any Subsidiary;

                  (B) mergers of any wholly-owned Subsidiary of the Company with any other wholly-owned Subsidiary of the Company or with the Company, provided, that in any such merger involving the Company, the Company shall be the surviving corporation;

                  (C) Asset Sales from and after the Issue Date, provided, that the consideration received by the Company or such Subsidiary on the closing date of such Asset Sale shall be equal to the fair market value of the assets sold and at least 80% of the consideration shall consist of immediately available funds and provided, further, that Asset Sales consummated during any Special Default Period shall be permitted to the extent the aggregate proceeds from all such Asset Sales consummated during all Special Default Periods does not exceed $25,000,000;

                  (D) Asset Sales in connection with sale/leaseback transactions;

                  (E) Asset Sales by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company; and

                  (F) Asset Sales expressly permitted by Section 7.5(e) of the Credit Agreement, as in effect on the Issue Date.

         Section 4.12 Subsidiary Payment Restrictions; Conflicting Agreements.

                  (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock, or pay any Indebtedness owed to the Company or any of its Subsidiaries,
(ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) the Credit Agreement, provided that such encumbrances or restrictions are no more burdensome than those in effect under the Credit Agreement on the Issue Date,
(B) this Indenture or the Series B Notes, (C) the Series A Indenture or the Series A Notes, provided that such encumbrances or restrictions are no more burdensome than those in effect under the Series A Indenture or the Series A Notes on the Issue Date, (D) applicable law, (E) customary non-assignment provisions in leases and franchise agreements entered into in the ordinary course of business and consistent with past practices, and (F) the instruments governing purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired.

                  (b) The Company will not enter into or become bound by any agreement or instrument that directly restricts the Company from making any payment on or in respect of the Series B Notes, except for the Credit Agreement, the Series A Indenture, the Series A Notes, the Intercreditor Agreements and the documents governing any refinancing of the Series A Notes, provided, that such restrictions are not more restrictive than the restrictions provided in of the Credit Agreement, the Series A Indenture, the Series A Notes and the Intercreditor Agreements as in effect on the Issue Date.

         Section 4.13 Issuance of Equity Securities.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, give away, transfer or assign any Equity Interests, except:

                  (i) the issuance of common stock or warrants to acquire common stock to (A) the holders of Warrants upon exercise thereof in accordance with the terms thereof as in effect on the Issue Date, and (B) holders of the Unit Purchase Options upon exercise thereof in accordance with the terms thereof as in effect on the Issue Date;

                  (ii) the issuance of employee stock options to employees or directors of the Company or any of its Subsidiaries pursuant to an employee stock option plan approved by the Board of Directors of the Company, and the issuance of shares of common stock of the Company upon exercise of such options in accordance with the terms thereof;

                  (iii) the issuance of Capital Stock of the Company constituting a Restaurant Acquisition in compliance with Section 4.10(e)(iii);

                  (iv) the issuance and sale by the Company of Capital Stock of the Company (other than Redeemable Stock) in one or more underwritten public offerings or private placements (an "Equity Issuance"); provided that (A) the consideration received by the Company from such Equity Issuance consists solely of cash, and (B) all of the Excess Securities Proceeds of such Equity Issuance are used by the Company as set forth in paragraphs (b) and (c) below; and

                  (v) any pledge of Capital Stock of any Subsidiary of the Company to secure Senior Credit Agreement Indebtedness.

         (b) If any Series A Notes are outstanding on the closing date of such Equity Issuance, the Excess Securities Proceeds shall be applied in accordance with Section 4.13(b) of the Series A Indenture, subject to the terms of the Credit Agreement.

         (c) If no Series A Notes are outstanding on the closing date of such Equity Issuance or after giving effect to any redemption of Series A Notes pursuant to Section 4.13(b) of the Series A Indenture with the Excess Securities Proceeds of such Equity Issuance, within 10 days after the closing date of any Equity Issuance or such longer period as required to first redeem the Series A Notes, (an "Equity Issuance Trigger Date"), the Company shall, if and to the extent permitted by the Credit Agreement, and subject to the provisions of
Article VIII, commence an Offer to redeem the maximum principal amount of Series B Notes that may be redeemed with such Excess Securities Proceeds (as permitted by the Credit Agreement), at the Redemption Price therefor, plus accrued and unpaid interest thereon to the Redemption Date. The Offer shall be effected in accordance with Section 3.8 and Article III (to the extent applicable) and the provisions of this Section 4.13. To the extent that any Excess Securities Proceeds remain after redemption of all Series B Notes tendered for redemption pursuant to such Offer, the Company may use the remaining amount for any purpose not prohibited by this Indenture.

         Section 4.14 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with any Affiliate (an "Affiliate Transaction"), except for transactions (including any investments, loans or advances by or to any Affiliate) the terms of which in good faith are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms that could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arms' length basis between unaffiliated parties; provided that with respect to any Affiliate Transaction resulting in consideration to either party in excess of $250,000, a majority of the Board of Directors of the Company that are not affiliated with the other party to such Affiliate Transaction shall have approved such Affiliate Transaction, as evidenced by a Board Resolution. Notwithstanding the foregoing, the following transactions shall not be deemed to be Affiliate Transactions for purposes of this covenant: (a) any Restricted Payment not otherwise prohibited pursuant to Section 4.3, and (b) transactions between or among any of the Company and its wholly-owned Subsidiaries.

         Section 4.15 Financial Covenants. The Company will not:

                  (a) Consolidated Total Debt to Adjusted Consolidated EBITDA Ratio. Permit the Consolidated Total Debt to Adjusted Consolidated EBITDA Ratio (as hereinafter defined) for any Reference Period ending in any period identified below to be greater than the ratio specified below opposite such period:

                                                          Maximum Consolidated
                                                       Total Debt to Consolidated
                      Period                                  EBITDA Ratio
                      ------                           --------------------------
         June 30, 1996                                              6.92
         September 30, 1996                                         6.71
         December 31, 1996                                          6.37
         March 31, 1997                                             6.09
         June 30, 1997                                              5.88
         September 30, 1997 and the end of each
         quarterly Reference Period thereafter                      5.54

         "Consolidated Total Debt to Adjusted Consolidated EBITDA Ratio" means, in relation to any Reference Period, the ratio of (i) Consolidated Total Debt at the end of such Reference Period, to (ii) Adjusted Consolidated EBITDA for such Reference Period.

                  (b) Consolidated EBITDA to Consolidated Interest Expense Ratio. Permit the Consolidated EBITDA to Consolidated Interest Expense Ratio (as hereinafter defined) for any Reference Period ending in any period identified below (provided that for the first three Reference Periods ending after the Issue Date, the applicable Reference Period shall be the period commencing April 1, 1996 and ending on the last day of such Reference Period) to be less than the ratio specified below opposite such period:

                                                          Minimum Consolidated
                                                         EBITDA to Consolidated
                      Period                             Interest Expense Ratio
                      ------                             ----------------------
         March 31, 1996 and the end of each
         quarterly Reference Period thereafter                      1.00


         "Consolidated EBITDA to Consolidated Interest Expense Ratio" means, in relation to any Reference Period, the ratio of (i) Consolidated EBITDA for such Reference Period, to (ii) Consolidated Interest Expense for such Reference Period.

         Section 4.16 Amendments to Certain Documents.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, amend, modify, supplement or restate its articles or certificate of incorporation or by-laws in any manner (unless required by amendments after the date hereof to applicable corporate laws) that would individually or in the aggregate materially adversely affect the rights or interests of any Holder.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, amend, modify, supplement or restate any instrument or agreement governing any Existing Indebtedness, the Series A Notes or the Series A Indenture in any manner that would (i) increase the principal amount thereof (except to the extent that the principal amount is increased as contemplated by clauses (a)(ii) and (a)(iii) of the definition of Series A Debt), or (ii) make the mandatory prepayment, repayment, redemption, repurchase or sinking fund obligations thereunder more burdensome on the Company or any of its Subsidiaries.


                                    ARTICLE V

                              DEFAULTS AND REMEDIES

         Section 5.1 Events of Default. "Event of Default," wherever used herein, means the occurrence and continuance of any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest upon any Series B Note as and when the same becomes due and payable, and the continuance of such default for a period of 10 Business Days;

         (b) default in the payment of all or any part of the principal of any of the Series B Notes when and as the same becomes due and payable at maturity or otherwise, including default in the payment of the Redemption Price in accordance with Article III;

         (c) default in the performance of, or breach of, any covenant or agreement of the Company set forth in Section 4.15 hereof;

         (d) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in this Indenture or any Series B Notes (other than a default in the performance of any covenant, agreement or warranty which is specifically addressed elsewhere in this Section 5.1), and continuance of such default or breach for a period of 30 days after there has been delivered, by registered or certified mail, to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Series B Notes, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

         (e) any Indebtedness of the Company or any of its Subsidiaries in excess of $1,000,000 shall be accelerated prior to its stated maturity date by the holder or holders thereof;

         (f) one or more judgments or decrees in an aggregate amount of $1,000,000 or more shall be entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries (other than any judgment as to which, and only to the extent that a reputable insurance company has acknowledged coverage of such claim in writing), if, within 60 days after entry thereof, any such judgments or decrees shall not have been satisfied and discharged, bonded or stayed pending appeal, or within 60 days after expiration of such stay any such judgments or decrees shall not have been discharged;

         (g) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction ordering the appointment of a Custodian for the Company, or for the winding up or liquidation of the affairs of the Company, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

         (h) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian of it or any of its material assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         Section 5.2 Acceleration of Maturity Date. If an Event of Default (other than an Event of Default described in Section 5.1(g) or (h)) occurs and is continuing, then, and in every such case, unless the principal of all of the Series B Notes shall have already become due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Series B Notes, by a notice in writing to the Company (an "Acceleration Notice"), may declare all of the principal of the Series B Notes, together with accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 5.1(g) or (h) occurs, all principal of and accrued interest on the Series B Notes shall automatically be immediately due and payable on all outstanding Series B Notes without any declaration or other act on the part of the Trustee or the Holders.

         Section 5.3 Other Remedies. Subject to the provisions of Article VIII, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Series B Notes or to enforce the performance of any provision of the Series B Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Series B Notes or does not produce any of them in the proceeding. No delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall impair such right or remedy or constitute a waiver of or acquiescence in the Event of Default. Every right and remedy given by this Article V or by law to the Trustee and the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.

         No right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.4 Waiver of Past Default. The Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Series B Notes may, on behalf of all Holders, waive any past default hereunder and its consequences, except any default:

         (a) in the payment of the principal of or interest on any Series B Note as specified in clauses (a) and (b) of Section 5.1, or

         (b) in respect of a covenant or provision hereof which, under Article VII, cannot be modified or amended without the consent of the Holder of each outstanding Series B Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Series B Notes; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         Section 5.5 Control by a Majority. Subject to Section 6.1(e), the Holders of a majority in outstanding principal amount of Series B Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability; provided that the Trustee may take other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 5.6 Limitation on Suits. A Holder may, subject to the subordination provisions set forth in Article VIII hereof and the provisions of the Senior Subordinated Intercreditor Agreement binding on any Holder, pursue any remedy with respect to this Indenture or the Series B Notes only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Default or Event of Default;

                  (b) the Holder or Holders of at least 25% in principal amount of the Series B Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                  (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

                  (e) during such 30-day period the Holders of a majority in principal amount of the Series B Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over any other Holder. Holders of the Series B Notes may not enforce this Indenture except as provided herein.

         Section 5.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, but subject to Article VIII, the right of any Holder of a Series B Note to receive payment of principal and interest on such Series B Note on or after the respective dates expressed in such Series B Note, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such Holder.

         Section 5.8 Collection Suit by Trustee. Subject to Article VIII, if an Event of Default specified in Section 5.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (a) the principal, premium, if any, and interest remaining unpaid on the Series B Notes, (b) interest on overdue principal and premium, if any, and, to the extent lawful, interest, in each case at the rate per annum expressly stated in the Series B Notes, and (c) such further amount as shall be sufficient to compensate the Trustee for all unpaid fees and expenses incurred in accordance with Section 6.7 hereof, and to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

         Section 5.9 Trustee May File Proofs of Claim. Subject to the subordination provisions set forth in Article VIII hereof and the provisions of the Senior Subordinated Intercreditor Agreement binding on any Holder, the Trustee may file such proofs of claim and other papers or documents and take such other actions (including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter) as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 6.7) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders, any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 6.7; provided, however, that the Trustee shall not be authorized to (a) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Series B Notes or the rights of any Holder, or (b) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 6.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         Section 5.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:            to the Trustee for amounts due under Section 6.7;

         Second: to the holders of Senior Indebtedness to the extent required or permitted by Article VIII (subject to any contractual arrangements among the holders of the Senior Indebtedness, including Article VIII of the Series A Indenture and the Senior Series A Intercreditor Agreement);

         Third: if, in accordance with Section 5.6, the Holders proceed against the Company directly, without the Trustee, to the Holders for their collection costs;

         Fourth: to Holders for amounts due and unpaid on the Series B Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series B

                           Notes for principal and interest, respectively, and for all other amounts due under this Indenture or the Series B Notes; and

         Fifth:            to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders.


                                   ARTICLE VI

                                     TRUSTEE

         Section 6.1 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and, subject to Section 5.5, use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture.

         (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
                           (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b) and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 6.2 Rights of Trustee.

         (a) The Trustee may rely on any document believed to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         (e) the Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company's compliance with the covenants contained in this Indenture nor shall it be required to examine financial and other reports delivered to the Trustee by the Company hereunder.

         Section 6.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Series B Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Agent or an Affiliate may do the same with like rights. However, the Trustee shall be subject to Sections 6.10 and 6.11.

         Section 6.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Series B Notes, it shall not be accountable for the Company's use of the proceeds from the Series B Notes and it shall not be responsible for any statement in any Series B Note other than its authentication.

         Section 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default as soon as practicable and in any event within five (5) days of obtaining actual knowledge of such Default. Except in the case of a Default in payment of the principal of or interest on any Series B Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee will not be deemed to have actual knowledge of an event or circumstance or breach upon the occurrence of which the Trustee may be required to act for purposes of this Indenture unless (a) it shall have received written notice thereof from the Company or a Holder, (b) it shall have been acting as Paying Agent when a default under Sections 5.1(a) or
(b) shall have occurred or (iii) a Trust Officer shall have actual knowledge thereof.

         Section 6.6 Reports by Trustee to Holders. After the Company qualifies the Indenture under the TIA, the Trustee shall mail to each Holder a brief report dated within 60 days after the reporting date that complies with TIA
Section 313(a) if required thereby. The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Series B Notes are listed. The Company shall notify the Trustee when the Series B Notes are listed on any stock exchange.

         Section 6.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and its officers, directors and employees, against, and hold the Trustee and such persons harmless against, any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

         Notwithstanding the foregoing, the Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or any such persons through their negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Series B Notes on all money or property held or collected by the Trustee, except to the extent held in trust to pay principal and interest on particular Series B Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 5.1(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. If and to the extent that the Trustee and its counsel and other persons not regularly in its employ do not receive compensation for services rendered, reimbursement of its or their advances, expenses and disbursements, or indemnity, as provided in this Section 6.7, as the result of allowances made in any reorganization, bankruptcy, or readjustment of obligations of the Company, the Trustee shall be entitled, prior to the Holders, to receive any distribution of any securities, dividends or other disbursements which would otherwise be made to the Holders in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably the attorney-in-fact for the Holders and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements to deduct therefrom the amounts due to the Trustee, its counsel and other persons not regularly in its employ on account of services rendered, advances, expenses and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata to the Holders. The Trustee shall have a lien upon any securities or any other consideration to which the Holders may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings.

         Section 6.8 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Series B Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 6.10;

         (b)      the Trustee is adjudged a bankrupt or an insolvent;

         (c) a receiver or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Series B Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Series B Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee or the Company, with the consent of the successor Trustee, shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all Property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 6.7. Notwithstanding replacement of the Trustee pursuant to this Section 6.8, the Company's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

         Section 6.9 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts with or into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee.

         Section 6.10 Eligibility: Disqualifications. At all times this Indenture shall have a Trustee which satisfies the requirements of TIA Section 310(a)(1) and (5), and the Trustee shall have a combined capital and surplus of at least Fifty Million and 00/100 Dollars ($50,000,000.00). After such qualification, the Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

         Section 6.11 Preferential Collection of Claims Against Company. After the Company qualifies this Indenture under the TIA, the Trustee shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). After such qualification, a Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 6.12 Intercreditor Agreements. With the consent of the Holders of a majority in aggregate principal amount of the then outstanding Series B Notes, by written consent of said Holders delivered to the Trustee, the Trustee shall execute and deliver the Intercreditor Agreements and, subject to Section 7.1(d) below, any amendments to the Intercreditor Agreements and is hereby authorized to perform in accordance thereto and in so doing shall have all of the protections and immunities which it has hereunder.


                                   ARTICLE VII

                                   AMENDMENTS

         Section 7.1  Amendments and Supplements.

         (a) Except as set forth in paragraph (d) below, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Series B Notes, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend this Indenture, the Series B Notes or the Intercreditor Agreements for any purpose. Except for such changes (i) as would require the consent of each Holder pursuant to Section 7.2(d) below or (ii) as would violate the TIA as then in effect, the Indenture and the Series B Notes may also be amended in accordance with the Intercreditor Agreements.

         (b) Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, or if any amendment required by the Intercreditor Agreement requires the execution of a supplemental indenture, and upon receipt of evidence of the Holders' consent, and the documents described in Section 7.5, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         (c) Holders of a majority in aggregate principal amount of then outstanding Series B Notes may waive any existing Default or Event of Default, or compliance by the Company with any provision of this Indenture or the Series B Notes.

         (d) Notwithstanding any of the above, however, no amendment, supplement, or waiver of any provision of this Indenture, the Series B Notes or the Intercreditor Agreements shall, without the consent of the Holder of each outstanding Series B Note affected thereby:

                  (i) change the percentage of principal amount of Series B Notes whose Holders must consent to an amendment or waiver of any provision of this Indenture or the Series B Notes;

                  (ii) reduce the rate or extend the time for payment of interest on any Series B Note;

                  (iii) reduce the principal amount of any Series B Note, or reduce any Redemption Price;

                  (iv) change the stated maturity of any Series B Note or any Redemption Date of any Series B Note;

                  (v) alter the redemption provisions of Article III or the redemption provisions of Sections 4.11 or 4.13, in any case, in a manner adverse to any Holder;

                  (vi) make any changes in the provisions concerning waivers of Default or Events of Default by Holders of the Series B Notes or the rights of Holders to recover the principal or interest on, or any redemption payment with respect to, any Series B Note; or

                  (vii) make the principal of, or the interest on, any Series B Note payable with anything or in any manner other than as provided for in this Indenture and the Series B Notes as in effect on the date hereof.

         (e) It shall not be necessary for the consent of the Holders under this
Section 7.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 7.1 becomes effective, the Company shall mail, or cause the Trustee to mail, to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         Section 7.2 Compliance with TIA. Every amendment or supplement to this Indenture or the Series B Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

         Section 7.3 Revocation and Effect of Consents.

         (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Series B Note is a continuing consent by the Holder and every subsequent holder of a Series B Note or portion of a Series B Note that evidences the same Indebtedness as the consenting Holder's Series B Note, even if notation of the consent is not made on such Series B Note. However, any such Holder or subsequent holder may revoke the consent as to his or her Series B Note or portion of a Series B Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Series B Notes have consented (and not theretofore revoked such consent) to the amendment or waiver.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Series B Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were holders of Series B Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be holders of Series B Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date.

         (c) After an amendment or waiver becomes effective it shall bind every Holder.

         Section 7.4 Notation on or Exchange of Series B Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Series B Note thereafter authenticated. The Company, in exchange for all Series B Notes, may issue, and the Trustee shall authenticate, new Series B Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Series B Note shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 7.5 Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article VII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 6.1, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections 9.11 and 9.12 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.



                                  ARTICLE VIII

                                  SUBORDINATION

         Section 8.1 Series B Notes Subordinated to Senior Indebtedness. The Company agrees, and each Holder by his or her acceptance of his or her Series B Note agrees, that the payment of the principal of and interest on, and all premiums, fees, costs, expenses and liabilities arising under and in connection with, the Series B Notes is expressly made and shall be subordinated and subject in right of payment, to the extent and in the manner provided in this Article VIII, to the prior payment in full of all Senior Indebtedness. References in this Article VIII to the Series B Notes shall refer to all amounts arising thereunder or in connection therewith.

         This Article VIII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         Section 8.2 No Payment on the Series B Notes in Certain Circumstances.

         (a) No payment shall be made on account of principal of or interest on any Series B Note or to redeem (or make a deposit in redemption of) or acquire any Series B Note (i) upon the final maturity of all Senior Indebtedness by lapse of time, acceleration, demand or otherwise, unless and until all principal thereof and interest thereon shall first be paid in full, or (ii) upon the happening of any default in payment of any obligations owing in respect of any Senior Indebtedness when the same becomes due and payable, unless and until such default shall have been cured or waived or shall have ceased to exist; (iii) upon the happening of an event of default with respect to any Senior Indebtedness, as such event of default is defined in the instrument under which it is outstanding, permitting any holders (or any requisite percentage thereof) to accelerate the maturity thereof or demand payment (other than a default in payment of the obligations owing in respect of such Senior Indebtedness); and
(iv) in the event of and during the continuance of any Insolvency or Liquidation Proceeding.

         (b) In furtherance of the provisions of Section 8.1, in the event that, notwithstanding the foregoing provisions of this Section 8.2, any payment or other distribution of any kind or character on account of any Series B Note or to redeem (or make a deposit in redemption of) or acquire any Series B Note shall be made by or on behalf of the Company and received by any Holder, the Trustee or by any Paying Agent at a time when such payment was prohibited by the provisions of this Section 8.2, then, unless and until such payment is no longer prohibited by this Section 8.2, such payment shall be received and held in trust by the Holder, the Trustee or the Paying Agent for the benefit of the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of the Senior Indebtedness held or represented by each, to the extent necessary to enable payment in full to the holders of Senior Indebtedness of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and distributions to or for the holders of Senior Indebtedness, and all such payments shall promptly be paid over to the holders of Senior Indebtedness or their agent or representative (subject to any contractual arrangements among the holders of the Senior Indebtedness, including Article VIII of the Series A Indenture and the Senior Series A Intercreditor Agreement).

         Section 8.3 Series B Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of the Company. Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company):

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the amounts thereof and interest thereon, before any Holder is entitled to receive any payment on account of the principal of or interest on any Series B Note (other than distributions of Reorganization Securities);

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which any Holder would be entitled except for the provisions of this Article VIII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each (subject to any contractual arrangements among the holders of the Senior Indebtedness, including
Article VIII of the Series A Indenture and the Senior Series A Intercreditor Agreement), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Reorganization Securities), shall be received by any Holder, the Trustee or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on any Series B Note before all Senior Indebtedness is paid in full, such payment or distribution shall be received and held in trust by the Holder, the Trustee or Paying Agent for the benefit of the holders of the Senior Indebtedness or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness, and all such payments shall promptly be paid to the holders of Senior Indebtedness or their representative (subject to any contractual arrangements among the holders of the Senior Indebtedness, including Article VIII of the Series A Indenture and the Senior Series A Intercreditor Agreement).

         Section 8.4 Holders to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, each Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Series B Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of any Holder by virtue of this Article VIII, which otherwise would have been made to any Holder shall, as between the Company, the Holders and the holders of Senior Indebtedness, be deemed to be payment by the Company on or on account of the Senior Indebtedness, it being understood that the provisions of this Article VIII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         If any payment or distribution to which any Holder would otherwise have been entitled but for the provisions of this Article VIII shall have been applied, pursuant to the provisions of this Article VIII, to the payment of amounts payable under the Senior Indebtedness, then such Holder shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full.

         Section 8.5 Obligations of the Company Unconditional. Nothing contained in this Article VIII or elsewhere in this Indenture or the Series B Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, redemption premium, if any, and interest on the Series B Notes as and when the same shall become due and payable in accordance with the terms hereof and thereof or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein (except pursuant to the Senior Subordinated Intercreditor Agreement binding on any Holder) prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default hereunder or under the Series B Notes, subject to the rights, if any, under this Article VIII, (including, without limitation, the rights of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy). Notwithstanding anything to the contrary in this Article VIII or elsewhere in this Indenture or the Series B Notes, but subject to the subordination provisions of this Article VIII, upon any distribution of assets of the Company referred to in this Article VIII, each Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Insolvency or Liquidation Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to such Holder for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VIII.

         Section 8.6 Subordination Rights Not Impaired by Acts or Omissions.

         (a) No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article VIII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture or the Series B Notes, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         (b) Subject to the limitations set forth in this Indenture and the Series B Notes, without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of any Indebtedness of the Company (including any Holder), without incurring responsibility to the holders of any Indebtedness of the Company (including any Holder), and without impairing or releasing the subordination provisions contained in this Article VIII, or the obligations hereunder of the holders of the Indebtedness of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding: (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or fail to perfect or delay the perfection of any such Lien; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 8.7 Article VIII Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Series B Notes by reason of any provision of this Article VIII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 5.1, or the exercise by the Trustee or any Holder of any rights or remedies (but subject to the provisions of the Senior Subordinated Intercreditor Agreement binding on any Holder) under this Indenture or the Series B Notes or available at law or in equity, subject only to the obligations (if any) of the Trustee and the Holders to hold property received upon exercise of such rights or remedies in trust for the benefit of holders of Senior Indebtedness pursuant to Sections
8.2 and 8.3 hereof.

         Section 8.8 Notice.

         (a) Neither the Trustee nor any Paying Agent shall at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article VIII, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company, one or more holders of Senior Indebtedness or a representative of any holders of Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely upon the delivery to it of written notice by a Person representing itself to be a holder of Senior Indebtedness (or a representative thereof) to establish that such notice has been given. In the event that the Trustee or Paying Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article VIII, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VIII, and if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         (b) The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of or interest on the Series B Notes or any other amount in respect of this Indenture or the Series B Notes to violate this Article VIII, but failure to give such notice shall not affect the subordination of the Series B Notes to the Senior Indebtedness as provided in this Article VIII or the rights of holders of such Senior Indebtedness under this Article VIII.

         Section 8.9 Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Series B Notes unless at least 2 Business Days prior to any payment date it has received written notice of facts that would cause a payment or distribution on account of the Series B Notes to violate this Article VIII. Only the Company, a representative of Senior Indebtedness, or a holder of Senior Indebtedness that has no representative may give such notice.

         To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         Section 8.10 Agreement to Effectuate Subordination.

         (a) Each holder of a Series B Note by its acceptance thereof agrees to take such action as may be reasonably necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and such holder of a Series B Note, the subordination provided for in this Article VIII. All actual out-of-pocket expenses (including, without limitation, reasonable attorneys' fees) incurred by any holder of a Series B Note in connection with the taking of any such action or otherwise complying with this Section 8.10 shall be paid by the Company.

         (b) The provisions of Article VIII (including, without limitation, this paragraph 8.11) may not be amended, modified or waived without the prior written consent of the holders of a majority of the outstanding Senior Indebtedness. The provisions set forth in Article VIII constitute a continuing agreement and shall:

                  (i) be and remain in full force and effect at any time, and from time to time, during which any Senior Indebtedness shall remain outstanding;

                  (ii) be binding upon the holders of Series B Notes and the Company and its successors, transferees and assigns; and

                  (iii) inure to the benefit of, and be enforceable in accordance with the terms hereof directly by, the holders of Senior Indebtedness (subject to the limitations set forth herein) and their respective successors, transferees and assigns, against the holders of Series B Notes and the Company.

No amendment, modification or waiver of any provision of this Article VIII that materially adversely affects the rights of the holders of one particular Class (as defined below) of Senior Indebtedness (as compared to the rights of such holders immediately prior to such amendment, modification or waiver) shall be effective unless the holders of a majority of the outstanding Senior Indebtedness in such Class shall have consented to such amendment, modification or waiver. As used herein, a "Class" of Senior Indebtedness shall mean any one of the following: (A) the Senior Credit Agreement Debt, or (B) the Series A Debt.

         Section 8.11 Prohibited Payments Held in Trust. If the Company shall make, or any Holder shall receive or retain, in contravention of this Article VIII any payment or distribution of the Company's assets of any kind or character, whether in cash, securities or other property, to which such Holder shall not be entitled, then such payment or distribution shall be received and held by such Holder in trust for the benefit of the holders of Senior Indebtedness and promptly shall be paid over or delivered to the holders of Senior Indebtedness (or to the agent for such holders of Senior Indebtedness) for application to the payment or prepayment of Senior Indebtedness.

         Section 8.12 No Waiver of Subordination Provisions. No right of any holder of any Senior Indebtedness to enforce its rights under this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or with which such holder may be charged.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

         Section 9.2 Successors and Assigns. The terms and conditions of this Indenture shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and permitted assigns of the parties. Nothing in this Indenture, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, personal representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Indenture, except as expressly provided in Section 9.15. Each Holder, by its acceptance of its Series B Note, agrees that it may not transfer or assign such Series B Note or any of its rights and interests hereunder or thereunder, unless the Holder transfers or assigns its rights and interests to outstanding principal with such Series B
Note in an amount equal to at least $250,000, provided, however, no Holder may transfer or assign after the Issue Date its rights and interests to outstanding principal of such Series B Notes in an amount greater than 21.92% of the aggregate principal amount of Series B Notes held by such Holder on the Issue Date.

         Section 9.3 Governing Law. This Indenture shall be governed by and construed under the internal substantive laws of the State of Arizona.

         Section 9.4 Titles and Subtitles. The titles and subtitles used in this Indenture are used for convenience only and are not to be considered in construing or interpreting this Indenture.

         Section 9.5 Notices. Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received by an overnight delivery service or when sent by facsimile addressed as follows:

         TO THE COMPANY:

                  DenAmerica Corp.
                  7373 No. Scottsdale Road, Suite D120
                  Scottsdale, Arizona 85253
                  Attn:      Todd S. Brown
                  Tel:      (602) 483-7055
                  Fax:      (602) 483-9592

         TO THE TRUSTEE:

                  State Street Bank and Trust Company
                  22 Franklin Street
                  Boston, Massachusetts  02110
                  Attention:  Corporate Trust Department

         Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, effective 48 hours after the date of mailing, whether or not the addressee receives it. If the Company mails a notice or communication to any Holder, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 9.6 Severability. If one or more provisions of this Indenture are held to be unenforceable under applicable law, such provision shall be excluded from this Indenture and the balance of this Indenture shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         Section 9.7 Expenses. The Company shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by any Holder in connection with any amendments or waivers of any of the terms hereof, or any enforcement by any Holder of any of the covenants of the Company hereunder.

         Section 9.8 Waiver of Demand for Payment. etc. Except for notices expressly required by his Indenture, the Company waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

         Section 9.9 Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Series B Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of
Section 312(c) of the TIA.

         Section 9.10 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers' Certificate (which shall include the statements set forth in Section 9.11) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 9.11) stating that, in the opinion of such counsel, all such covenants and conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

         Section 9.11 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been compiled with; and (d) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

         Section 9.12 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 9.13 Initial Appointments, Compliance Certificates. The Company initially appoints the Trustee as authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section
4.2 shall be for the Reference Period ending on March 31, 1996.

         Section 9.14 Third Party Beneficiaries. Holders of Senior Indebtedness are third party beneficiaries of, and any of them (or their representative) shall have the right to enforce the provisions of this Indenture that benefit such Holders.

         Section 9.15 Series B Notes Not Readily Tradable. The Series B Notes are not intended to be readily tradable on an established securities market. Neither the Holder, nor the Company, shall take any steps or agree to take steps to allow or create a market for such Series B Notes, including allowing the Series B Notes to become part of an issue that is traded in an established securities market or regularly quoted by brokers or dealers making a market in such obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as at the date first written above.

                                       THE COMPANY:

                                       DENAMERICA CORP., a Georgia corporation



                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       THE TRUSTEE:

                                       STATE STREET BANK AND TRUST COMPANY


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                       Form of DenAmerica Series B Note
                       --------------------------------

                           (Face of Series B Note)
                               DENAMERICA CORP.
              Series B 13% Subordinated Note due March 29, 2003

CUSIP # 248 225 AB 0                         Issue Date:  March 29, 1996

No. B-___                          $_____________

        DenAmerica Corp., a Georgia corporation (the "Company"), which term includes any successor entity under the Indenture hereinafter referred to, for value received, hereby promises to pay to _________________________________________________________________ ____, or
its/his registered assigns, the principal sum of _________________________ and no/100ths Dollars on March 29, 2003.

        Interest Payments Dates:  March 29 and September 29, commencing
                                  September 29, 1996.
        Record Dates:  September 19 and March 19.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              DENAMERICA CORP.,
                              a Georgia corporation

                              By:
                                 ------------------------------
                              Its:

                              By:
                                 ------------------------------
                              Its:

CERTIFICATE OF AUTHENTICATION

This is one of the Series B Notes referred to in the within mentioned Indenture.

________________________, as Trustee,                OR________________________,
                                                        as Authenticating Agent,

By:                                                  By:
   ---------------------                                ------------------------
    Authorized Officer                                    Authorized Signature

                       (Reverse Side of Series B Note)
              Series B 13% Subordinated Note due March 29, 2003

        1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on this Note will accrue at 13% per annum from the date this Note is issued until maturity and will be payable semiannually in immediately available funds on March 29 and September 29 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from March 29, 1996, provided that the first Interest Payment Date shall be September 29, 1996. To the extent lawful, the Company shall pay interest (including Post-Petition Interest) on overdue principal (whether such principal became due by scheduled payment, pursuant to Article III of the Indenture, by acceleration pursuant to
Article V of the Indenture or otherwise), and premium, if any, from time to time on demand at the rate of 15% per annum, compounded quarterly, and shall pay interest on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate, compounded quarterly. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Company will pay interest on this Note (except defaulted interest) to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date even if such Note is cancelled after such record date and on or before such Interest Payment Date. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by wire transfer of Federal funds, or interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

        3. Registrar and Paying Agent. The Trustee will initially act as the Registrar and the Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The Company may change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Affiliates may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture, dated as of March 29, 1996 (the "Indenture"), by and among the Company, as issuer of the Notes, and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. All capitalized terms not defined herein shall have the meanings assigned them in the Indenture. The Notes are unsecured general obligations of the Company limited to $18,250,000 in aggregate principal amount.

        5. Redemption Provisions. Subject to restrictions on redemptions set forth in the Credit Agreement, the Series A Indenture, the Indenture and the Company Intercreditor Agreement, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the Redemption Prices (expressed as percentages of the then outstanding principal amount of the Notes) set forth below, plus any accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on March 29 of the years indicated below:

     Year                         Percentage
     1999                            103%
     2000                            102%
     2001                            101%
     2002 and thereafter             100%

        Anything contained in the foregoing to the contrary notwithstanding, subject to the restrictions on redemption set forth in the Credit Agreement, the Series A Indenture and the Company Intercreditor Agreement, at any time prior to March 29, 1999, the Company may also redeem the Notes, or any portion thereof, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date.

        6. Mandatory Offers. (a) Subject to restrictions set forth in the Credit Agreement, the Series A Indenture, the Indenture and the Company Intercreditor Agreement, within 10 Business Days after any Equity Issuance Trigger Date, the Company shall mail a written offer to each Holder (with a copy to the Trustee) to redeem the Notes ("Offer"), which Offer shall state a number of items as set forth in Section 3.8 of the Indenture.

        (b) Holders may tender all or, subject to Section 7 below, any portion of their Notes, relating to an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT REDEMPTION" and by complying with Section 3.8 of the Indenture.

        (c) Subject to the provisions of Article VIII of the Indenture, promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment, an amount equal to the Redemption Price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and (iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unredeemed portion of the tendered Note.

        (d) The Company will (i) publicly announce the results of the Offer on or as soon as practicable after the Redemption Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, and any other securities laws and regulations to the extent such laws and regulations are applicable to any Offer.

        7. Notes to be Redeemed. The Notes may be redeemed in part, but only in principal amounts of $1,000 or integral multiples thereof, unless all Notes held by a Holder are to be redeemed. As of the Redemption Date, interest shall cease to accrue on the Notes or portions thereof redeemed.

        8. Transfer and Exchange. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax, assessment or similar governmental charge required by law or permitted by the Indenture.
Section 2.6 of the Indenture contains certain limitations on transfers and exchanges.

        9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        10. Amendments and Waivers. (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented for any purpose with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Any existing Default or Event of Default or non-compliance by the Company with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

        (b) Certain provisions of the Indenture or the Notes cannot be amended, supplemented or waived without the consent of each Holder of the Notes affected thereby.

        11. Events of Default and Remedies. Events of Default and remedies are described in Article V of the Indenture.

        12. Subordination. All obligations owed under and in respect of the Notes are subordinated, to the extent and in the manner provided in Article VIII of the Indenture, to the prior payment in full of all obligations owed under and respect of all Senior Indebtedness of the Company. The subordination of the Notes is for the benefit of all holders of all Senior Indebtedness of the Company, whether outstanding on the Issue Date or issued thereafter. The Company agrees, and each Holder by accepting a Note agrees, to the subordination.

        13. Governing Law. This Note shall be governed by and construed under the internal laws of the State or Arizona, without regard to the conflict of laws provisions thereof, as applied to agreements entered into and to be performed entirely within Arizona.

        14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent acceptable to the Company.

        15. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption, purchase or exchange, as a convenience to Holders. No representation is made as to the correctness or accuracy of the CUSIP number printed on the Notes or as contained in any notice of redemption, purchase or exchange and reliance may be placed only on the other identification numbers printed on the Notes.

        16. Copy of Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which contains more detailed information regarding the terms of the Notes. Requests may be made to:

          DenAmerica Corp.
          7373 N. Scottsdale Road
          Suite D120
          Scottsdale, Arizona, 85253
          Attention:  Todd S. Brown

        17. Conflicts/Inconsistencies. In the event of any conflicts or inconsistencies between the terms of the Indenture and this Note, the terms of the Indenture shall prevail.

                               ASSIGNMENT FORM



     To assign this Note, fill in the form below:

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________________, whose identifying information is listed below,





the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________ to transfer said Note on the books of the Company. The agent may substitute another to act for such agent.


                         By:
                             ----------------------------------------------
                             (Sign exactly as your name appears on the
                              other side of this Note)

                         Address:
                                 ------------------------------------------

                         City, State:
                                     --------------------------------------

                         Zip:
                             ----------------------------------------------

                         Social Security No.
                                            -------------------------------
                         (or other identifying number of assignee)

                         Date:
                              ------------------------------------------
                         (Note:  Please print or type information above)


- -------------------------------------
Signature Guarantee

Date:
     --------------------------------

                     OPTION OF HOLDER TO ELECT REDEMPTION


        If you elect to have this Note redeemed by the Company pursuant to
Section 3.8 of the Indenture, check the box: / /

        If you elect to have only part of this Note redeemed by the Company pursuant to Section 3.8 of the Indenture, state the amount (multiples of $1,000 only):  $
         ------------



                         By:
                            -------------------------------------------
                              (Sign exactly as your name appears
                               on the other side of this Note)

                         Date:
                              -----------------------------------------




- ---------------------------------------
Signature Guarantee

Date:
     ----------------------------------